Exhibit 23.2 Consent of Payne, Falkner, Smith & Jones, P.C.



                 [Payne, Falkner, Smith & Jones, P.C.Letterhead]

Board of Directors
BancAffiliated, Inc.
500 Harwood Road
Bedford, Texas 76021


Members of the Board:

     We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to BancAffiliated, Inc.'s 2002 Stock Option and Incentive Plan, of our report dated August 12, 2002, on our audit of the consolidated financial statements included in BancAffiliated, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 2002 filed pursuant to the Securities and Exchange Act of 1934, as amended.


                                         /s/ Payne, Falkner, Smith & Jones, P.C.
                                        ----------------------------------------
                                        Payne, Falkner, Smith & Jones, P.C.
                                        Certified Public Accountants

Dallas, Texas
January 17, 2003